EXHIBIT 23.1

July 17, 2018

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702

RE:          Registration Statement on Form S-4 With Respect to
First Bank of Charleston, Inc.

Gentlemen:

We hereby consent to the use of our opinion with respect to the anticipated tax aspects of the merger of the referenced company with your subsidiary as exhibits to the S-4 Registration Statement to be filed on July 17, 2018 in connection with such merger.

Very truly yours,

DINSMORE & SHOHL LLP

                                                                        /s/ Thomas J. Murray

Thomas J. Murray

TJM/mlb